UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2018

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6615	95-2594729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(818) 781-4973

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 14, 2018, Superior Industries International, Inc. (the “Company”) announced that Donald J. Stebbins, President and Chief Executive Officer and Member of the Board of Directors, will retire effective December 31, 2018. Timothy C. McQuay, the Company’s Chairman, will assume all duties of the President and Chief Executive Officer immediately. The Board of Directors has initiated an external search for a permanent President and Chief Executive Officer.

It is expected that Mr. Stebbins and the Company will enter into a Separation Agreement (the “Separation Agreement”) in connection with Mr. Stebbins’ retirement from his positions with the Company. Pursuant to the Separation Agreement, Mr. Stebbins will receive, subject to certain customary post-employment obligations, $1,750,685, less applicable withholdings (the “Separation Payment”). Mr. Stebbins’ will retain all vested equity awards of the Company held by him in accordance with the applicable grant agreement and plan document governing such awards. The Separation Payment is in lieu of any other severance benefit or other right or remedy to which Mr. Stebbins would otherwise be entitled.

A copy of the press release announcing Mr. Stebbins’ departure is attached hereto as Exhibit 99.1. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Date: December 14, 2018	By:	/s/ Matti Masanovich
Matti Masanovich
Executive Vice President and Chief Financial Officer